EXHIBIT 5



                                August 12, 1996



Griffin Gaming & Entertainment, Inc.
1133 Boardwalk
Atlantic City, New Jersey 08401


Gentlemen:

     We have represented Griffin Gaming & Entertainment, Inc. (the "Company") in connection with its Form S-8 Registration Statement (the "Registration Statement") being filed today under the Securities Act of 1933 (the "Act") with the Securities and Exchange Commission. The Registration Statement relates to an offering of up to 500,000 shares of the Company's common stock, par value $.01 per share (the "Shares"), upon the exercise of options under the Company's 1994 Stock Option Plan (the "Plan"). The Shares are in addition to certain shares registered under the Company's Form S-8 Registration Statement No. 33-58833, which are being carried forward pursuant to Rule 429 under the Act, and are issuable under the Plan and the Company's Senior Management Stock Option Plan.

     We have examined (1) the Restated Certificate of Incorporation of the Company, (2) the Amended and Restated By-Laws of the Company, (3) the Registration Statement, (4) the Plan and (5) such other corporate records, certificates, documents and other instruments as in our opinion are necessary or appropriate in connection with expressing the opinions set forth below.

     Based upon the foregoing, it is our opinion that:

1. The Company is a corporation duly organized and existing under the laws of the State of Delaware.

2.   When the following events shall have occurred:


     (a) the Registration Statement is filed, at which time it will become effective under the Securities Act of 1933, pursuant to General Instruction D to Form S-8, and

     (b) the Shares shall have been paid for and issued in accordance with the terms of the Plan,

the Shares thus sold will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                             Very truly yours,

                             /s/FREEDMAN, LEVY, KROLL & SIMONDS
                             ----------------------------------
                             Freedman, Levy, Kroll & Simonds

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